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                                                                    EXHIBIT 21.1
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                                 SUBSIDIARIES
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                                                                                   State or Other
                                                                                Jurisdiction of Each
                                                                                    Subsidiary's
                                                                                  Incorporation or
    Registrant                    Subsidiary                                        Organization
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
National Equipment          Albany Ladder Company, Inc. (1)                          New York
  Services, Inc.            BAT Acquisition Corp. (2)                                Delaware
                            Carl's Mid South Rent-All Center Incorporated            Tennessee
                            Falconite Aviation, Inc.                                 Delaware
                            Falconite Equipment, Inc. (3)                            Illinois
                            Falconite, Inc.                                          Illinois
                            Falconite Rebuild Center, Inc.                           Kentucky
                            McCurry & Falconite Equipment Co., Inc.                  Alabama
                            M&M Properties, Inc. (4)                                 Alabama
                            NES Acquisition Corp. (5)                                Delaware
                            NES East Acquisition Corp. (6)                           Delaware
                            NES Michigan Acquisition Corp. (7)                       Delaware
                            Rebel Studio Rentals, Inc. (8)                           California
                            Shaughnessy Crane Service, Inc. (9)                      Massachusetts
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Notes:
       (1) Albany Ladder Company, Inc. also does business under the names Albany
           Ladder Company and Albany Ladder Co.
       (2) BAT Acquisition Corp. also does business under the names BAT Rentals,
           Eagle, Eagle Scaffolding Equipment and Eagle Scaffolding.
       (3) Falconite Equipment, Inc. also does business under the names
           Falconite and Falconite, Inc.
       (4) M&M Properties, Inc. also does business under the names M&M
           Equipment, Inc. and Falconite Equipment.
       (5) NES Acquisition Corp. also does business under the names Lone Star
           Rentals, Industrial Hoist Services, Sprintank, Sprint Industrial
           Services and Dragon Rentals.
       (6) NES East Acquisition Corp. also does business under the names
           Equipco Sales & Rentals, Equipco Rentals & Sales, Aerial
           Platforms, Inc., Aerial Platforms, CEC, Cormier Equipment
           Corporation and NES East Acquisition Corp. of Delaware.
       (7) NES Michigan Acquisition Corp. also does business under the names
           Worksafe and Grand Hi-Reach.
       (8) Rebel Studio Rentals, Inc. also does business under the name NES
           Studio Equipment.
       (9) Shaughnessy Crane Service, Inc. also does business under the names
           Shaughnessy Crane, Shaughnessy Crane Service, Shaughnessy Aerialifts
           and Shaughnessy Millwrights.